Exhibit 10.1



           THE EXECUTIVE NONQUALIFIED EXCESS PLAN
                        PLAN DOCUMENT

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           THE EXECUTIVE NONQUALIFIED EXCESS PLAN

     Section 1.     Purpose:
     ---------      -------

     By execution of the Adoption Agreement, the Employer

has adopted the Plan set forth herein, and in the Adoption

Agreement, to provide a means by which certain management

Employees or Independent Contractors of the Employer may

elect to defer receipt of current Compensation from the

Employer in order to provide retirement and other benefits

on behalf of such Employees or Independent Contractors of

the Employer, as selected in the Adoption Agreement. The

Plan is intended to be a nonqualified deferred compensation

plan that complies with the provisions of Section 409A of

the Internal Revenue Code (the "Code"). The Plan is also

intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a

select group of management or highly compensated employees

under Sections 201(2), 301(a)(3) and 401(a)(l) of the

Employee Retirement Income Security Act of 1974 ("ERISA")

and independent contractors. Notwithstanding any other

provision of this Plan, this Plan shall be interpreted,

operated and administered in a manner consistent with these

intentions.

     Section 2.     Definitions:
     ---------      -----------

     As used in the Plan, including this Section 2,

references to one gender shall include the other, unless

otherwise indicated by the context:

     2.1  "Active Participant" means, with respect to any

day or date, a Participant who is in Service on such day or

date; provided, that a Participant shall cease to be an

Active Participant (i) immediately upon a determination by

the Committee that the Participant has ceased to be an

Employee or Independent Contractor, or (ii) at the end of

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the Plan Year that the Committee determines the Participant no longer meets the eligibility requirements of the Plan.

     2.2  "Adoption Agreement" means the written agreement

pursuant to which the Employer adopts the Plan. The Adoption

Agreement is a part of the Plan as applied to the Employer.

     2.3  "Beneficiary" means the person, persons, entity or

entities designated or determined pursuant to the provisions of Section 13 of the Plan.

     2.4  "Board" means the Board of Directors of the

Company, if the Company is a corporation. If the Company is

not a corporation, "Board" shall mean the Company.

     2.5  "Change in Control Event" means an event described

in Section 409A(a)(2)(A)(v) of the Code (or any successor

provision thereto) and the regulations thereunder.

     2.6  "Committee" means the persons or entity designated

in the Adoption Agreement to administer the Plan.  If the

Committee designated in the Adoption Agreement is unable to

serve, the Employer shall satisfy the duties of the

Committee provided for in Section 9.

     2.7  "Company" means the company designated in the

Adoption Agreement as such.

     2.8  "Compensation" shall have the meaning designated

in the Adoption Agreement.

     2.9  "Crediting Date" means the date designated in the

Adoption Agreement for crediting the amount of any

Participant Deferral Credits to the Deferred Compensation

Account of a Participant. Employer Credits may be credited

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to the Deferred Compensation Account of a Participant on any

day that securities are traded on a national securities

exchange.

     2.10 "Deferred Compensation Account" means the account

maintained with respect to each Participant under the Plan.

The Deferred Compensation Account shall be credited with

Participant Deferral Credits and Employer Credits, credited

or debited for deemed investment gains or losses, and

adjusted for payments in accordance with the rules and

elections in effect under Section 8. The Deferred

Compensation Account of a Participant shall include any In-

Service or Education Account of the Participant, if

applicable.

     2.11 "Disabled" means Disabled within the meaning of

Section 409A of the Code and the regulations thereunder.

Generally, this means that the Participant is unable to

engage in any substantial gainful activity by reason of any

medically determinable physical or mental impairment which

can be expected to result in death or can be expected to

last for a continuous period of not less than 12 months, or

is, by reason of any medically determinable physical or

mental impairment which can be expected to result in death

or can be expected to last for a continuous period of not

less than 12 months, receiving income replacement benefits

for a period of not less than three months under an accident and health plan covering Employees of the Employer.

     2.12    "Education Account" is an In-Service Account

which will be used by the Participant for educational

purposes.

     2.13 "Effective Date" shall be the date designated in

the Adoption Agreement.

     2.14 "Employee" means an individual in the Service of

the Employer if the relationship between the individual and

the Employer is the legal relationship of employer and

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employee. An individual shall cease to be an Employee upon

the Employee's separation from Service.

     2.15 "Employer" means the Company, as identified in the

Adoption Agreement, and any Participating Employer which

adopts this Plan. An Employer may be a corporation, a

limited liability company, a partnership or sole

proprietorship.

     2.16 "Employer Credits" means the amounts credited to

the Participant's Deferred Compensation Account by the

Employer pursuant to the provisions of Section 4.2.

     2.17 "Grandfathered Amounts" means, if applicable, the

amounts that were deferred under the Plan and were earned

and vested within the meaning of Section 409A of the Code

and regulations thereunder as of December 31, 2004.

Grandfathered Amounts shall be subject to the terms

designated in the Adoption Agreement.

     2.18 "Independent Contractor" means an individual in

the Service of the Employer if the relationship between the

individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an

Independent Contractor upon the termination of the

Independent Contractor's Service. An Independent Contractor

shall include a director of the Employer who is not an

Employee.

     2.19 "In-Service Account" means a separate account to

be kept for each Participant that has elected to take in-

service distributions as described in Section 5.4. The In-

Service Account shall be adjusted in the same manner and at

the same time as the Deferred Compensation Account under

Section 8 and in accordance with the rules and elections in

effect under Section 8.

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     2.20 "Normal Retirement Age" of a Participant means the

age designated in the Adoption Agreement.

     2.21 "Participant" means with respect to any Plan Year

an Employee or Independent Contractor who has been

designated by the Committee as a Participant and who has

entered the Plan or who has a Deferred Compensation Account

under the Plan; provided that if the Participant is an

Employee, the individual must be a highly compensated or

management employee of the Employer within the meaning of

Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     2.22 "Participant Deferral Credits" means the amounts

credited to the Participant's Deferred Compensation Account

by the Employer pursuant to the provisions of Section 4.1.

     2.23 "Participating Employer" means any trade or

business (whether or not incorporated) which adopts this

Plan with the consent of the Company identified in the

Adoption Agreement.

     2.24 "Participation Agreement" means a written

agreement entered into between a Participant and the

Employer pursuant to the provisions of Section 4.1

     2.25 "Performance-Based Compensation" means

compensation where the amount of, or entitlement to, the

compensation is contingent on the satisfaction of

preestablished organizational or individual performance

criteria relating to a performance period of at least twelve months. Organizational or individual performance criteria

are considered preestablished if established in writing

within 90 days after the commencement of the period of

service to which the criteria relates, provided that the

outcome is substantially uncertain at the time the criteria

are established. Performance-based compensation may include

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payments based upon subjective performance criteria as

provided in regulations and administrative guidance

promulgated under Section 409A of the Code.

     2.26 "Plan" means The Executive Nonqualified Excess

Plan, as herein set out and as set out in the Adoption

Agreement, or as duly amended. The name of the Plan as

applied to the Employer shall be designated in the Adoption

Agreement.

     2.27 "Plan-Approved Domestic Relations Order" shall

mean a judgment, decree, or order (including the approval of a settlement agreement) which is:

     2.27.1    Issued pursuant to a State's domestic
relations law;

     2.27.2 Relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of the Participant;

     2.27.3 Creates or recognizes the right of a Spouse, former Spouse, child or other dependent of the Participant to receive all or a portion of the Participant's benefits under the Plan;

     2.27.4 Requires payment to such person of their interest in the Participant's benefits in an immediate lump payment; and

     2.27.5 Meets such other requirements established by the Committee.

     2.28 "Plan Year" means the twelve-month period ending

on the last day of the month designated in the Adoption

Agreement; provided that the initial Plan Year may have

fewer than twelve months.

     2.29 "Qualifying Distribution Event" means (i) the

Separation from Service of the Participant, (ii) the date

the Participant becomes Disabled, (iii) the death of the

Participant, (iv) the time specified by the Participant for

an In-Service or Education Distribution, (v) a Change in

Control Event, or (vi) an Unforeseeable Emergency, each to

the extent provided in Section 5.

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     2.30 "Seniority Date" shall have the meaning designated

in the Adoption Agreement.

     2.31 "Separation from Service" or "Separates from

Service" means a "separation from service" within the

meaning of Section 409A of the Code.

     2.32 "Service" means employment by the Employer as an

Employee. For purposes of the Plan, the employment

relationship is treated as continuing intact while the

Employee is on military leave, sick leave, or other bona

fide leave of absence if the period of such leave does not

exceed six months, or if longer, so long as the Employee's

right to reemployment is provided either by statute or

contract. If the Participant is an Independent Contractor,

"Service" shall mean the period during which the contractual relationship exists between the Employer and the

Participant. The contractual relationship is not terminated

if the Participant anticipates a renewal of the contract or

becomes an Employee.

     2.33 "Service Bonus" means any bonus paid to a

Participant by the Employer which is not Performance-Based

Compensation.

     2.34 "Specified Employee" means an employee who meets

the requirements for key employee treatment under Section

416(i)(l)(A)(i), (ii) or (iii) of the Code (applied in

accordance with the regulations thereunder and without

regard to Section 416(i)(5) of the Code) at any time during

the twelve month period ending on December 31 of each year

(the "identification date"). Unless binding corporate action is taken to establish different rules for determining

Specified Employees for all plans of the Company and its

controlled group members that are subject to Section 409A of the Code, the foregoing rules and the other default rules

under the  regulations of Section 409A of the Code shall

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apply. If the person is a key employee as of any

identification date, the person is treated as a Specified

Employee for the twelve-month period beginning on the first

day of the fourth month following the identification date.

     2.35 "Spouse" or ''Surviving Spouse" means, except as

otherwise provided in the Plan, a person who is the legally

married spouse or surviving spouse of a Participant.

     2.36 "Unforeseeable Emergency" means an "unforeseeable

emergency" within the meaning of Section 409A of the Code.

     2.37 "Years of Service" means each Plan Year of Service

completed by the Participant. For vesting purposes, Years of

Service shall be calculated from the date designated in the

Adoption Agreement and Service shall be based on service

with the Company and all Participating Employers.

     Section 3.     Participation:
     ---------      -------------

     The Committee in its discretion shall designate each

Employee or Independent Contractor who is eligible to

participate in the Plan. A Participant who separates from

Service with the Employer and who later returns to Service

will not be an Active Participant under the Plan except upon satisfaction of such terms and conditions as the Committee

shall establish upon the Participant's return to Service,

whether or not the Participant shall have a balance

remaining in the Deferred Compensation Account under the

Plan on the date of the return to Service.

     Section 4.     Credits to Deferred Compensation Account:
     ---------      ----------------------------------------

     4.1  Participant Deferral Credits. To the extent

provided in the Adoption Agreement, each Active Participant

may elect, by entering into a Participation Agreement with

the Employer, to defer the receipt of Compensation from the

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Employer by a dollar amount or percentage specified in the

Participation Agreement. The amount of Compensation the

Participant elects to defer, the Participant Deferral

Credit, shall be credited by the Employer to the Deferred

Compensation Account maintained for the Participant pursuant to Section 8. The following special provisions shall apply

with respect to the Participant Deferral Credits of a

Participant:

     4.1.1     The Employer shall credit to the
Participant's Deferred Compensation Account on each
Crediting Date an amount equal to the total Participant
Deferral Credit for the period ending on such Crediting
Date.

     4.1.2 An election pursuant to this Section 4.1 shall be made by the Participant by executing and delivering a Participation Agreement to the Committee. Except as otherwise provided in this Section 4.1, the Participation Agreement shall become effective with respect to such Participant as of the first day of January following the date such Participation Agreement is received by the Committee. A Participant's election may be changed at any time prior to the last permissible date for making the election as permitted in this Section 4.1, and shall thereafter be irrevocable. The election of a Participant shall continue in effect for subsequent years until modified by the Participant as permitted in this Section 4.1.

     4.1.3 A Participant may execute and deliver a Participation Agreement to the Committee within 30 days after the date the Participant first becomes eligible to participate in the Plan to be effective as of the first payroll period next following the date the Participation Agreement is fully executed. Whether a Participant is treated as newly eligible for participation under this Section shall be determined in accordance with Section 409A of the Code and the regulations thereunder, including (i) rules that treat all elective deferral account balance plans as one plan, and (ii) rules that treat a previously eligible employee as newly eligible if his benefits had been previously distributed or if he has been ineligible for 24 months. For Compensation that is earned based upon a specified performance period (for example, an annual bonus), where a deferral election is made under this Section but after the beginning of the performance period, the election will only apply to the portion of the Compensation equal to the total amount of the Compensation for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

     4.1.4 A Participant may unilaterally modify a Participation Agreement (either to terminate, increase or decrease the portion of his future Compensation which is subject to deferral within the percentage limits set forth in Section 4.1 of the Adoption Agreement) by providing a written modification of the Participation Agreement to the Committee. The modification shall become effective as of the first day of January following the date such written modification is received by the Committee.

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     4.1.5     If the Participant performed services
continuously from the later of the beginning of the performance period or the date upon which the performance criteria are established through the date upon which the Participant makes an initial deferral election, a Participation Agreement relating to the deferral of Performance-Based Compensation may be executed and delivered to the Committee no later than the date which is 6 months prior to the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such Compensation has become readily ascertainable.

     4.1.6 If the Employer has a fiscal year other than the calendar year, Compensation relating to Service in the fiscal year of the Employer (such as a bonus based on the fiscal year of the Employer), of which no amount is paid or payable during the fiscal year, may be deferred at the Participant's election if the election to defer is made not later than the close of the Employer's fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Compensation is payable.

     4.1.7 Compensation payable after the last day of the Participant's taxable year solely for services provided during the final payroll period containing the last day of the Participant's taxable year (i.e., December 31) is treated for purposes of this Section 4.1 as Compensation for services performed in the subsequent taxable year.

     4.1.8 The Committee may from time to time establish policies or rules consistent with the requirements of
Section 409A of the Code to govern the manner in which Participant Deferral Credits may be made.

     4.1.9 If a Participant becomes Disabled or applies for and is eligible for a distribution on account of an Unforeseeable Emergency during a Plan Year, his deferral election for such Plan Year shall be cancelled.

     4.2  Employer Credits. If designated by the Employer in

the Adoption Agreement, the Employer shall cause the

Committee to credit to the Deferred Compensation Account of

each Active Participant an Employer Credit as determined in

accordance with the Adoption Agreement.  A Participant must

make distribution elections with respect to any Employer

Credits credited to his Deferred Compensation Account by the deadline that would apply under Section 4.1 for distribution elections with respect to Participant Deferral Credits

credited at the same time, on a Participation Agreement that

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is timely executed and delivered to the Committee pursuant

to Section 4.1.

     4.3  Deferred Compensation Account. All Participant

Deferral Credits and Employer Credits shall be credited to

the Deferred Compensation Account of the Participant as

provided in Section 8.



     Section 5.     Qualifying Distribution Events:
     ---------      ------------------------------

     5.1  Separation from Service. If the Participant

Separates from Service with the Employer, the vested balance in the Deferred Compensation Account shall be paid to the

Participant by the Employer as provided in Section 7.

Notwithstanding any other provisions under the Plan, no

distribution shall be made earlier than six months after the date of Separation from Service (or, if earlier, the date of death) with respect to a Participant who as of the date of

Separation from Service is a Specified Employee of a

corporation the stock in which is traded on an established

securities market or otherwise.

     5.2  Disability. If the Employer designates in the

Adoption Agreement that distributions are permitted under

the Plan when a Participant becomes Disabled, and the

Participant becomes Disabled while in Service, the vested

balance in the Deferred Compensation Account shall be paid

to the Participant by the Employer as provided in Section 7.

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     5.3  Death. If the Participant dies while in Service,

the Employer shall pay a benefit to the Participant's

Beneficiary in the amount designated in the Adoption

Agreement.  Payment of such benefit shall be made by the

Employer as provided in Section 7.

     5.4  In-Service or Education Distributions. If the

Employer designates in the Adoption Agreement that in-

service or education distributions are permitted under the

Plan, a Participant may designate in the Participation

Agreement to have a specified amount credited to the

Participant's In-Service or Education Account for in-service or education distributions at the date specified by the

Participant. In no event may an in-service or education

distribution of an amount be made before the date that is

two years after the first day of the year in which such

amount was credited to the In-Service or Education Account.

Notwithstanding the foregoing, if a Participant incurs a

Qualifying Distribution Event prior to the date on which the entire balance in the In-Service or Education Account has

been distributed, then the balance in the In-Service or

Education Account on the date of the Qualifying Distribution

Event shall be paid as provided under Section 7.1 for

payments on such Qualifying Distribution Event.

     5.5  Change in Control Event. If the Employer

designates in the Adoption Agreement that distributions are

permitted under the Plan upon the occurrence of a Change in

Control Event, the Participant may designate in the

Participation Agreement to have the vested balance in the

Deferred Compensation Account paid to the Participant upon a

Change in Control Event by the Employer as provided in

Section 7.

     5.6  Unforeseeable Emergency. If the Employer

designates in the Adoption Agreement that distributions are

permitted under the Plan upon the occurrence of an

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Unforeseeable Emergency event, a distribution from the

Deferred Compensation Account may be made to a Participant

in the event of an Unforeseeable Emergency, subject to the

following provisions:

     5.6.1 A Participant may, at any time prior to his Separation from Service for any reason, make application to the Committee to receive a distribution in a lump sum of all or a portion of the vested balance in the Deferred Compensation Account (determined as of the date the distribution, if any, is made under this Section 5.6) because of an Unforeseeable Emergency. A distribution because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by stopping current deferrals under the Plan pursuant to Section 4.1.9.

     5.6.2 The Participant's request for a distribution on account of Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the Deferred Compensation Account, and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency.

     5.6.3 If a distribution under this Section 5.6 is approved by the Committee, such distribution will be made as soon as practicable following the date it is approved. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a distribution on account of an Unforeseeable Emergency. If a Participant's Separation from Service occurs after a request is approved in accordance with this Section 5.6.3, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the Participant is entitled to receive under the Plan shall be distributed in accordance with the applicable distribution provisions of the Plan.

     5.6.4 The Committee may from time to time adopt additional policies or rules consistent with the requirements of Section 409A of the Code to govern the manner in which such distributions may be made so that the Plan may be conveniently administered.

     Section 6.     Vesting:
     ---------      -------

     A Participant shall be fully vested in the portion of

his Deferred Compensation Account attributable to Participant

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Deferral Credits, and all income, gains and losses attributable thereto. A Participant shall become fully vested in the portion of his Deferred Compensation Account attributable to Employer

Credits, and income, gains and losses attributable thereto,

in accordance with the vesting schedule and provisions

designated by the Employer in the Adoption Agreement. If a

Participant's Deferred Compensation Account is not fully

vested upon Separation from Service, the portion of the

Deferred Compensation Account that is not fully vested shall thereupon be forfeited.



     Section 7.     Distribution Rules:
     ---------      ------------------

     7.1  Payment Options. The Employer shall designate in

the Adoption Agreement the payment options which may be

elected by the Participant (lump sum, annual installments,

or a combination of both). Different payment options may be

made available for each Qualifying Distribution Event, and

different payment options may be available for different

types of Separations from Service, all as designated in the

Adoption Agreement. The Participant shall elect in the

Participation Agreement the method under which the vested

balance in the Deferred Compensation Account will be

distributed from among the designated payment options.  The

Participant may at such time elect a different method of

payment for each Qualifying Distribution Event as specified

in the Adoption Agreement.  If the Participant is permitted

by the Employer in the Adoption Agreement to elect different payment options and does not make a valid election, the

vested balance in the Deferred Compensation Account will be

distributed as a lump sum.

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     Notwithstanding the foregoing, if certain Qualifying

Distribution Events occur prior to the date on which the

vested balance of a Participant's Deferred Compensation

Account is completely paid pursuant to this Section 7.1

following the occurrence of certain initial Qualifying

Distribution Events, the following rules apply:

     7.1.1 If the initial Qualifying Distribution Event is a Separation from Service or Disability, and the Participant subsequently dies, the remaining unpaid vested balance of a Participant's Deferred Compensation Account shall be paid as a lump sum.

     7.1.2 If the initial Qualifying Distribution Event is a Change in Control Event, and any subsequent Qualifying Distribution Event occurs (except an In-Service or Education Distribution described in Section 2.29(iv)), the remaining unpaid vested balance of a Participant's Deferred Compensation Account shall be paid as provided under Section
7.1 for payments on such subsequent Qualifying Distribution
Event.

     7.2  Timing of Payments. Payment shall be made in the

manner elected by the Participant and shall commence as soon as practicable after (but no later than 60 days after) the

distribution date elected for the Qualifying Distribution

Event. Notwithstanding the foregoing, if the Qualifying

Distribution Event is Separation from Service as described in

Section 5.1, payment shall be made in the manner elected by

the Participant and no distribution shall be made earlier

than 12 months after the date of Separation from Service (or,

if earlier, the date of death), and payment must commence

prior to 14 months after the date of Separation from Service.

In the event the Participant fails to make a valid election

of the payment method, the distribution will be made in a

single lump sum payment. A payment may be further delayed to the extent permitted in accordance with regulations and

guidance under Section 409A of the Code.

     7.3  Installment Payments. If the Participant elects to

receive installment payments upon a Qualifying Distribution

Event, the payment of each annual installment shall be made

on the anniversary of the date of the first installment

payment, and the amount of the annual installment shall be

adjusted on such anniversary for credits or debits to the

Participant's account pursuant to Section 8 of the Plan.

Such adjustment shall be made by dividing the balance in the

Deferred Compensation Account on such date by the number of

annual installments remaining to be paid hereunder; provided

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that the last annual installment due under the Plan shall be the entire amount credited to the Participant's account on

the date of payment.

     7.4  De Minimis Amounts. Notwithstanding any payment

election made by the Participant, if the Employer designates a pre-determined de minimis amount in the Adoption

Agreement, the vested balance in the Deferred Compensation

Account of the Participant will be distributed in a single

lump sum payment if at the time of a permitted Qualifying

Distribution Event the vested balance does not exceed such

pre-determined de minimis amount; provided, however, that

such distribution will be made only where the Qualifying

Distribution Event is a Separation from Service, death,

Disability (if applicable) or Change in Control Event (if

applicable).  Such payment shall be made on or before the

later of (i) December 31 of the calendar year in which the

Qualifying Distribution Event occurs, or (ii) the date that

is 2-1/2 months after the Qualifying Distribution Event

occurs.  In addition, the Employer may distribute a

Participant's vested balance at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant's entire

interest in the Plan as provided under Section 409A of the

Code.

     7.5  Subsequent Elections. With the consent of the

Committee, a Participant may delay or change the method of

payment of the Deferred Compensation Account subject to the

following requirements:

     7.5.1 The new election may not take effect until at least 12 months after the date on which the new election is made.

     7.5.2 If the new election relates to a payment for a Qualifying Distribution Event other than the death of the Participant, the Participant becoming Disabled, or an Unforeseeable Emergency, the new election must provide for the deferral of the payment for a period of at least five years from the date such payment would otherwise have been made.

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     7.5.3     If the new election relates to a payment from
the In-Service or Education Account, the new election must be made at least 12 months prior to the date of the first scheduled payment from such account.

For purposes of this Section 7.5 and Section 7.6, a payment

is each separately identified amount to which the

Participant is entitled under the Plan; provided, that

entitlement to a series of installment payments is treated

as the entitlement to a single payment.

     7.6  Acceleration Prohibited. The acceleration of the

time or schedule of any payment due under the Plan is

prohibited except as expressly provided in regulations and

administrative guidance promulgated under Section 409A of

the Code (such as accelerations for domestic relations

orders and employment taxes).  It is not an acceleration of

the time or schedule of payment if the Employer waives or

accelerates the vesting requirements applicable to a benefit under the Plan.

     Section 8.     Accounts; Deemed Investment; Adjustments
     ---------      ----------------------------------------

                    to Account:
                    ----------

     8.1  Accounts. The Committee shall establish a book

reserve account, entitled the "Deferred Compensation

Account," on behalf of each Participant. The Committee shall also establish an In-Service or Education Account as a part

of the Deferred Compensation Account of each Participant, if applicable. The amount credited to the Deferred Compensation

Account shall be adjusted pursuant to the provisions of

Section 8.3.

     8.2  Deemed Investments. The Deferred Compensation

Account of a Participant shall be credited with an

investment return determined as if the account were invested in one or more investment funds made available by the

Committee. The Participant shall elect the investment funds

in which his Deferred Compensation Account shall be deemed

to be invested. Such election shall be made in the manner

prescribed by the Committee and shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a

new election is made by the Participant. In the event the

Participant fails for any reason to make an effective

election of the investment return to be credited to his

account, the investment return shall be determined by the

Committee.

     8.3  Adjustments to Deferred Compensation Account. With

respect to each Participant who has a Deferred Compensation

Account under the Plan, the amount credited to such account

shall be adjusted by the following debits and credits, at

the times and in the order stated:

     8.3.1 The Deferred Compensation Account shall be debited each business day with the total amount of any payments made from such account since the last preceding business day to him or for his benefit.

     8.3.2 The Deferred Compensation Account shall be credited on each Crediting Date with the total amount of any Participant Deferral Credits and Employer Credits to such account since the last preceding Crediting Date.

     8.3.3 The Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section 8.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

     Section 9.     Administration by Committee:
     ---------      ---------------------------

     The Committee shall maintain records of its deliberations

and decisions. The minutes of its proceedings shall be

conclusive proof of the facts of the operation of the Plan.

     9.1  Membership of Committee. If the Committee consists

of individuals appointed by the Board, they will serve at

the pleasure of the Board. Any member of the Committee may

resign, and his successor, if any, shall be appointed by the

Board.

     9.2  General Administration.  The Committee shall be

responsible for the operation and administration of the Plan and for carrying out its provisions.  The Committee shall

have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve

any and all questions, including interpretations of this

Plan, as may arise in connection with this Plan.  Any such

action taken by the Committee shall be final and conclusive

on any party.  To the extent the Committee has been granted

discretionary authority under the Plan, the Committee's

prior exercise of such authority shall not obligate it to

exercise its authority in a like fashion thereafter.  The

Committee shall be entitled to rely conclusively upon all

tables, valuations, certificates, opinions and reports

furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employer with

respect to the Plan.  The Committee may, from time to time,

employ agents and delegate to such agents, including

employees of the Employer, such administrative or other

duties as it sees fit.

     9.3  Indemnification.  To the extent not covered by

insurance, the Employer shall indemnify the Committee, each

employee, officer, director, and agent of the Employer, and

all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees

relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan,

provided however that the Employer shall not indemnify any

person for liabilities or expenses due to that person's own

gross negligence or willful misconduct

     Section 10.    Contractual Liability:
     ----------     ---------------------

     10.1 Contractual Liability.  Unless otherwise elected in the

Adoption Agreement, the Company shall be obligated to make

all payments hereunder. This obligation shall constitute a

contractual liability of the Company to the Participants,

and such payments shall be made from the general funds of

the Company. The Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made,

and the Participants shall not have any interest in any

particular assets of the Company by reason of its

obligations hereunder. To the extent that any person

acquires a right to receive payment from the Company, such

right shall be no greater than the right of an unsecured

creditor of the Company.

    10.2 Trust.  The Employer may establish a trust to assist

it in meeting its obligations under the Plan.  Any such trust shall conform to the requirements of a grantor trust under

Revenue Procedures 92-64 and 92-65 and at all times during

the continuance of the trust the principal and income of the trust shall be subject to claims of general creditors of the

Employer under federal and state law.  The establishment of

such a trust would not be intended to cause Participants to

realize current income on amounts contributed thereto, and

the trust would be so interpreted and administered.

     Section 11.    Allocation of Responsibilities:
     ----------     ------------------------------

     The persons responsible for the Plan and the duties and

responsibilities allocated to each are as follows:

     11.1 Board.

     (i)   To amend the Plan;

     (ii)  To appoint and remove members of the Committee; and

     (iii) To terminate the Plan as permitted in Section 14

     11.2 Committee.

     (i)    To designate Participants;

     (ii) To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in
            Section 16 relating to claims procedure;

     (iii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

     (iv)   To account for the amount credited to the Deferred
            Compensation Account of a Participant;

     (v)    To direct the Employer in the payment of benefits;

     (vi) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

     (vii) To administer the claims procedure to the extent provided in Section 16.

     Section 12.    Benefits Not Assignable; Facility of Payments:
     ----------     ---------------------------------------------

     12.1 Benefits Not Assignable. No portion of any benefit

credited or paid under the Plan with respect to any

Participant shall be subject in any manner to anticipation,

alienation, sale, transfer, assignment, pledge, encumbrance

or charge, and any attempt so to anticipate, alienate, sell,

transfer, assign, pledge, encumber or charge the same shall

be void, nor shall any portion of such benefit be in any

manner payable to any assignee, receiver or any one trustee,

or be liable for his debts, contracts, liabilities,

engagements or torts. Notwithstanding the foregoing, in the

event that all or any portion of the benefit of a

Participant is transferred to the former Spouse of the

Participant incident to a divorce, the Committee shall

maintain such amount for the benefit of the former Spouse

until distributed in the manner required by an order of any

court having jurisdiction over the divorce, and the former

Spouse shall be entitled to the same rights as the

Participant with respect to such benefit.

     12.2 Plan-Approved Domestic Relations Orders. The

Committee shall establish procedures for determining whether an order directed to the Plan is a Plan-Approved Domestic

Relations Order. If the Committee determines that an order is a Plan-Approved Domestic Relations Order, the Committee

shall cause the payment of amounts pursuant to or segregate

a separate account as provided by (and to prevent any

payment or act which might be inconsistent with) the Plan-

Approved Domestic Relations Order.

     12.3 Payments to Minors and Others. If any individual

entitled to receive a payment under the Plan shall be

physically, mentally or legally incapable of receiving or

acknowledging receipt of such payment, the Committee, upon

the receipt of satisfactory evidence of his incapacity and

satisfactory evidence that another person or institution is

maintaining him and that no guardian or committee has been

appointed for him, may cause any payment otherwise payable

to him to be made to such person or institution so

maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the

Participant to the extent of the amount thereof.

     Section 13.    Beneficiary:
     ----------     -----------

     The Participant's beneficiary shall be the person,

persons, entity or entities designated by the Participant on the beneficiary designation form provided by and filed with

the Committee or its designee. If the Participant does not

designate a beneficiary, the beneficiary shall be his

Surviving Spouse. If the Participant does not designate a

beneficiary and has no Surviving Spouse, the beneficiary

shall be the Participant's estate. The designation of a

beneficiary may be changed or revoked only by filing a new

beneficiary designation form with the Committee or its

designee. If a beneficiary (the "primary beneficiary") is

receiving or is entitled to receive payments under the Plan

and dies before receiving all of the payments due him, the

balance to which he is entitled shall be paid to the

contingent beneficiary, if any, named in the Participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the

estate of the primary beneficiary. Any beneficiary may

disclaim all or any part of any benefit to which such

beneficiary shall be entitled hereunder by filing a written

disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form

satisfactory to the Committee and shall be irrevocable when

filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the beneficiary who filed the

disclaimer had predeceased the Participant.

     Section 14.    Amendment and Termination of Plan:
     ----------     ---------------------------------

     The Company may amend any provision of the Plan or

terminate the Plan at any time; provided, that in no event

shall such amendment or termination reduce the balance in

any Participant's Deferred Compensation Account as of the

date of such amendment or termination, nor shall any such

amendment affect the terms of the Plan relating to the

payment of such Deferred Compensation Account.

Notwithstanding the foregoing, the following special

provisions shall apply:

     14.1 Termination in the Discretion of the Employer.

Except as otherwise provided in Sections 14.2, the Company

in its discretion may terminate the Plan and distribute

benefits to Participants subject to the following

requirements and any others specified under Section 409A of

the Code:

     14.1.1 All arrangements sponsored by the Employer that would be aggregated with the Plan under Section 1.409A-l(c) of the Treasury Regulations are terminated.

     14.1.2 No payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination date.

     14.1.3 All benefits under the Plan are paid within 14 months of the termination date.

     14.1.4 The Employer does not adopt a new arrangement that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury Regulations providing for the deferral of compensation at any time within 3 years following the date of termination of the Plan.

     14.1.5 The termination does not occur proximate to a downturn in the financial health of the Employer.

     14.2 Termination Upon Change in Control Event. If the

Company terminates the Plan within thirty days preceding or

twelve months following a Change in Control Event, the

Deferred Compensation Account of each Participant shall

become fully vested and payable to the Participant in a lump sum within twelve months following the date of termination,

subject to the requirements of Section 409A of the Code.

     Section 15.    Communication to Participants:
     ----------     -----------------------------

     The Employer shall make a copy of the Plan available

for inspection by Participants and their beneficiaries

during reasonable hours at the principal office of the

Employer.

     Section 16.    Claims Procedure:
     ----------     ----------------

     The following claims procedure shall apply with respect

to the Plan:

     16.1 Filing of a Claim for Benefits. If a Participant

or Beneficiary (the "claimant") believes that he is entitled to benefits under the Plan which are not being paid to him

or which are not being accrued for his benefit, he shall

file a written claim therefore with the Committee.

     16.2 Notification to Claimant of Decision. Within 90

days after receipt of a claim by the Committee (or within

180 days if special circumstances require an extension of

time), the Committee shall notify the claimant of the

decision with regard to the claim. In the event of such

special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension,

which notice shall set forth the special circumstances and

the date by which the decision shall be furnished. If such

claim shall be wholly or partially denied, notice thereof

shall be in writing and worded in a manner calculated to be

understood by the claimant, and shall set forth: (i) the

specific reason or reasons for the denial; (ii) specific

reference to pertinent provisions of the Plan on which the

denial is based; (iii) a description of any additional

material or information necessary for the claimant to

perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the

procedure for review of the denial and the time limits

applicable to such procedures, including a statement of the

claimant's right to bring a civil action under ERISA

following an adverse benefit determination on review.

Notwithstanding the foregoing, if the claim relates to a

disability determination, the Committee shall notify the

claimant of the decision within 45 days (which may be

extended for an additional 30 days if required by special

circumstances).

     16.3 Procedure for Review. Within 60 days following

receipt by the claimant of notice denying his claim, in

whole or in part, or, if such notice shall not be given,

within 60 days following the latest date on which such

notice could have been timely given, the claimant may appeal denial of the claim by filing a written application for

review with the Committee. Following such request for

review, the Committee shall fully and fairly review the

decision denying the claim. Prior to the decision of the

Committee, the claimant shall be given an opportunity to

review pertinent documents and to submit issues and comments in writing.

     16.4 Decision on Review. The decision on review of a

claim denied in whole or in part by the Committee shall be

made in the following manner:

     16.4.1    Within 60 days following receipt by the
Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension.
Notwithstanding the foregoing, if the claim relates to a disability determination, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 45 days if required by special circumstances).

     16.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall set forth:

               (i)   the specific reason or reasons for the
                     adverse determination;

               (ii)  specific reference to pertinent Plan
                     provisions on which the adverse
                     determination is based;

               (iii) a statement that the claimant is
                     entitled to receive, upon request and
                     free of charge, reasonable access to,
                     and copies of, all documents, records,
                     and other information relevant to the
                     claimant's claim for benefits; and

               (iv)  a statement describing any
                     voluntary appeal procedures offered by
                     the Plan and the claimant's right to
                     obtain the information about such
                     procedures, as well as a statement of
                     the claimant's right to bring an action
                     under ERISA section 502(a).

     16.4.3 The decision of the Committee shall be final and conclusive.

     16.5 Action by Authorized Representative of Claimant.

All actions set forth in this Section 16 to be taken by the

claimant may likewise be taken by a representative of the

claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either

may reasonably deem necessary or advisable of the authority

to act of any such representative.

     Section 17.    Miscellaneous Provisions:
     ----------     ------------------------

     17.1 Set off. Notwithstanding any other provision of

this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder

(net of any required withholdings) at the time payment is

due by the amount of any loan, cash advance, extension of

credit or other obligation of the Participant to the

Employer that is then due and payable, and the Participant

shall be deemed to have consented to such reduction.  In

addition, the Employer may at any time offset a

Participant's Deferral Compensation Account by an amount up

to $5,000 to collect any such amount in accordance with the

requirements of Section 409A of the Code.

     17.2 Notices. Each Participant who is not in Service

and each Beneficiary shall be responsible for furnishing the

Committee or its designee with his current address for the

mailing of notices and benefit payments. Any notice required or permitted to be given to such Participant or Beneficiary

shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid.

If any check mailed to such address is returned as

undeliverable to the addressee, mailing of checks will be

suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as

requiring the mailing of any notice or notification

otherwise permitted to be given by posting or by other

publication.

     17.3 Lost Distributees. A benefit shall be deemed

forfeited if the Committee is unable to locate the

Participant or Beneficiary to whom payment is due on or

before the fifth anniversary of the date payment is to be

made or commence; provided, that the deemed investment rate

of return pursuant to Section 8.2 shall cease to be applied

to the Participant's account following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the

forfeited benefit.

     17.4 Reliance on Data. The Employer and the Committee

shall have the right to rely on any data provided by the

Participant or by any Beneficiary. Representations of such

data shall be binding upon any party seeking to claim a

benefit through a Participant, and the Employer and the

Committee shall have no obligation to inquire into the

accuracy of any representation made at any time by a

Participant or Beneficiary.

     17.5 Receipt and Release for Payments. Subject to the

provisions of Section 17.1, any payment made from the Plan

to or with respect to any Participant or Beneficiary, or

pursuant to a disclaimer by a Beneficiary, shall, to the

extent thereof, be in full satisfaction of all claims

hereunder against the Plan and the Employer with respect to

the Plan. The recipient of any payment from the Plan may be

required by the Committee, as a condition precedent to such

payment, to execute a receipt and release with respect

thereto in such form as shall be acceptable to the

Committee.

     17.6 Headings. The headings and subheadings of the Plan

have been inserted for convenience of reference and are to

be ignored in any construction of the provisions hereof.

     17.7 Continuation of Employment. The establishment of

the Plan shall not be construed as conferring any legal or

other rights upon any Employee or any persons for

continuation of employment, nor shall it interfere with the

right of the Employer to discharge any Employee or to deal

with him without regard to the effect thereof under the

Plan.

     17.8 Merger or Consolidation; Assumption of Plan. No

Employer shall consolidate or merge into or with another

corporation or entity, or transfer all or substantially all

of its assets to another corporation, partnership, trust or

other entity (a "Successor Entity") unless such Successor

Entity shall assume the rights, obligations and liabilities

of the Employer under the Plan and upon such assumption, the

Successor Entity shall become obligated to perform the terms and conditions of the Plan. Nothing herein shall prohibit

the assumption of the obligations and liabilities of the

Employer under the Plan by any Successor Entity.

     17.9 Construction. The Employer shall designate in the

Adoption Agreement the state according to whose laws the

provisions of the Plan shall be construed and enforced,

except to the extent that such laws are superseded by ERISA

and the applicable requirements of the Code.

     17.10     Taxes. The Employer or other payor may

withhold a benefit payment under the Plan or a Participant's wages, or the Employer may reduce a Participant's Account

balance, in order to meet any federal, state, or local or

employment tax withholding obligations with respect to Plan

benefits, as permitted under Section 409A of the Code.  The

Employer or other payor shall report Plan payments and other

Plan-related information to the appropriate governmental

agencies as required under applicable laws.

     Section 18.    Transition Rules:
     ----------     ----------------


This Section 18 does not apply to plans newly established on or after January 1, 2009.

     18.1 2005 Election Termination.  Notwithstanding

Section 4.1.4, at any time during 2005, a Participant may

terminate a Participation Agreement, or modify a

Participation Agreement to reduce the amount of Compensation subject to the deferral election, so long as the

Compensation subject to the terminated or modified

Participation Agreement is includible in the income of the

Participant in 2005 or, if later, in the taxable year in

which the amounts are earned and vested.

     18.2 2005 Deferral Election. The requirements of

Section 4.1.2 relating to the timing of the Participation

Agreement shall not apply to any deferral elections made on

or before March 15, 2005, provided that (a) the amounts to

which the deferral election relate have not been paid or

become payable at the time of the election, (b) the Plan was in existence on or before December 31, 2004, (c) the

election to defer compensation is made in accordance with

the terms of the Plan as in effect on December 31, 2005

(other than a requirement to make a deferral election after

March 15, 2005), and (d) the Plan is otherwise operated in

accordance with the requirements of Section 409A of the

Code.

     18.3 2005 Termination of Participation; Distribution.

Notwithstanding anything in this Plan to the contrary, at

any time during 2005, a Participant may terminate his or her participation in the Plan and receive a distribution of his

Deferred Compensation Account balance on account of that

termination, so long as the full amount of such distribution is includible in the Participant's income in 2005 or, if

later, in the taxable year of the Participant in which the

amount is earned and vested.

     18.4 Payment Elections. Notwithstanding the provisions

of Sections 7.1 or 7.5 of the Plan, a Participant may elect

on or before December 31, 2008, the time or form of payment

of amounts subject to Section 409A of the Code provided that such election applies only to amounts that would not

otherwise be payable in the year of the election and does

not cause an amount to paid in the year of the election that would not otherwise be payable in such year.